EXHIBIT 10.2

                                 LOAN AGREEMENT

      Through the present private loan agreement, on the one hand, DANIEL OLLECH, Brazilian, married, entrepreneur, resident in the capital of the State of Sao Paulo at Rua Bela Cintra, 1.02, 6o and. Apt. 62, Cerqueira Cesar, CEP 01415-000, identity card (RG) 2.592.196 SSP/SP and individual taxpayer's registry (CPF/MF) under number 008.308.758-322, hereinafter called CREDITOR and, in the other hand, UCS FOMENTO COMERCIAL S/A, a company duly enrolled with General Taxpayer's Registry (CNPJ/MF) under number 04.526.926/0001-76, state registration exempt, with head office located in this capital of the State of Sao Paulo at Rua Pamplona, 1005, 4o and., Cj. 4A, CEP: 02125-001, in this act represented pursuant to terms of its Bylaws through its director, namely:
DANIELA OVALLE LUPETTI, Brazilian, single, data processing technologist, resident and domiciled at Rua Nelo Viviane, 113, Bosque da Saude, Sao Paulo/SP, identity card (RG) No 25.787.181-0 SSP/SP and CPF/MF under number 259.034.848-75 and NATAN OLLECH, Brazilian, married, entrepreneur, resident and domiciled in Sao Paulo, capital, at Rua Bela Cintra, 1702, Apt. 62, Cerqueira Cesar, identity card (RG) No 1.958.774 SSP/SP and CPF/MF No 019.721.208-59, hereinafter called DEBTOR,

Decided to enter into the present agreement pursuant to the following terms:

      CLAUSE 1 - The Creditor, pursuant to provisions of the present agreement and during the term thereof, will release values in national currency, through current account deposit, bank transfer or in cash either to the BORROWER or to whom this latter may freely indicate, according to its express instructions and under its total responsibility, which will be considered as loans, under condition to be paid in the same kind and within the term as agreed.

      CLAUSE 2 - The DEBTOR undertakes to return the sums to be released to it, plus interests and monetary correction and within the term as specified in the conditions below.

      CLAUSE 3 - The lent amount will be subject to 6% (six per cent) interest/year and monetary correction as determined for INPC at the time of the payment.

      CLAUSE 4 - The DEBTOR undertakes to settle its main obligation, interest and monetary correction as provided in Clause 3, within the term up to two (2) years counted from each release performed.

CLAUSE 5 - Any and all delay in payment of the obligation will imply accretion of arrears interest and 2% (two percent) fine, in addition to monetary correction, which will be counted up to the effective date of LOAN' satisfaction, the CREDITOR being free to take all judicial and extrajudicial steps to protect its concerns, whose related expenses and attorney's fee, as the case may be, will be of DEBTOR's responsibility.

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      CLAUSE 6 -The central forum of this city and capital of the state of Sao
Paulo is elected to settle any disputes derived from the present instrument, with exclusion of any other, the most privileged it may be.

      In witness whereof, CREDITOR and BORROWER signed the present instrument in two (2) copies of the same tenor, together with two witnesses undersigned.

                                                        Sao Paulo, July 10, 2002

/S/ DANIEL OLLECH                      UCS FOMENTO COMERCIAL S/A
                                       /s/ DANIELA OVALLE LUPETTI
Witnesses:

/s/ Walter Eugenio de Carvalho Pinto
OAB/SP (BAR) 83.813
CPF/MF: 965.797.908-06